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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-318087 of Met-Coil Systems Corporation on Form S-8, of our report dated August 27, 1997, appearing in this Annual Report on Form 10-K of Met-Coil Systems Corporation for the year ended May 31, 1997.

Deloitte & Touche LLP
Cedar Rapids, Iowa
August 27, 1997

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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-318087) pertaining to the Plans of our report dated July 31, 1995 with respect to the 1995 consolidated statements of operations, stockholders' equity (deficit) and cash flows of Met-Coil Systems Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 1997, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP
Des Moines, Iowa
August 29, 1997